Exhibit 99.1

Contact:

Jim Goff, InterMune, Inc., 415-466-2228, jgoff@intermune.com

INTERMUNE ANNOUNCES PROPOSED PUBLIC OFFERING

OF COMMON STOCK

Brisbane, Calif. – March 12, 2014 – InterMune, Inc. (NASDAQ: ITMN) today announced that it plans to offer, subject to market and other conditions, 7,500,000 shares of its common stock in an underwritten public offering. The company expects to grant the underwriters a 30-day option to purchase up to an additional 1,125,000 shares of common stock in connection with the offering. All of the shares in the offering will be sold by InterMune. The shares will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement previously filed with the Securities and Exchange Commission (SEC) on Form S-3.

InterMune intends to use the net proceeds from the offering to fund the commercialization activities in anticipation of the potential commercial launch of Esbriet® (pirfenidone) in the United States and ongoing commercialization in Europe, to fund research and development programs with Esbriet and other compounds intended to address idiopathic pulmonary fibrosis (IPF) and other fibrotic diseases, and for general corporate purposes.

Goldman, Sachs & Co. and J. P. Morgan Securities LLC are acting as joint book-running managers of the proposed offering. The common stock offering will be conducted by means of a prospectus supplement filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission (SEC) on Form S-3. Before investing in the offering, interested parties may read the prospectus supplement and the accompanying prospectus for such offering and the other documents InterMune has filed with the SEC, which are incorporated by reference in the prospectus supplement and the accompanying prospectus and provide more complete information about InterMune and the offering. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Goldman, Sachs & Co. (Attn: Prospectus Department, 200 West Street, New York, New York 10282, Fax: 212-902-9316 or Email at

prospectus-ny@ny.email.gs.com or by calling 1-866-471-2526) or J.P. Morgan Securities LLC (c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 866-803-9204). Electronic copies of the prospectus supplement may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov/.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended. Any offer, if at all, will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of the effective registration statement.

About InterMune

InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and specialty fibrotic diseases.

Forward-Looking Statements

This news release contains forward-looking statements, including statements relating to InterMune’s expectations regarding the completion, timing and size of the proposed public offering and its uses of proceeds from the proposed offering. These statements are subject to risks and uncertainties that could cause Intermune’s actual results to differ materially from those projected and InterMune cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering and the potential marketing approval and commercial launch of pirfenidone in the United States. There can be no assurance that InterMune will be able to complete the public offering on the anticipated terms, or at all. If InterMune is unable to raise additional capital when required or on acceptable terms, it may have to significantly delay, scale back or discontinue one or more of its commercialization efforts or drug development or discovery research programs. Additional risks and uncertainties relating to InterMune and its business can be found in the “Risk Factors” section of InterMune’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, and in the prospectus supplement related to the proposed offering to be filed with the SEC. InterMune undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in InterMune’s expectations.